PLEDGE AGREEMENT

[THE ONE GROUP, LLC]

PLEDGE AGREEMENT, dated as of October 31, 2011 (this "Agreement"), by JONATHAN SEGAL, an individual (the "Pledgor"), in favor of HERALD NATIONAL BANK (the "Bank").

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The One Group, LLC, a Delaware limited liability company, One 29 Park Management, LLC, a New York limited liability company, STK-Las Vegas, LLC, a Nevada limited liability company, and STK Atlanta, LLC, a Georgia limited liability company (hereinafter sometimes referred to individually as a "Borrower", and collectively, as the "Borrowers) and the Bank.

The Bank has agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Pledgor is a member of The One Group, LLC and, as such, will receive benefits from the making of the Loans. The obligation of the Bank to make Loans is conditioned upon, among other things, the execution and delivery by the Pledgor of an agreement in the form hereof to secure the Obligations.

Accordingly, the Pledgor hereby agrees as follows:

Section 1.          Certain Definitions.

(a) Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b) As used herein the following terms shall have the following meanings:

"Collateral": (i) the Pledged Equity, (ii) all additional equity interests of any issuer of the Pledged Equity from time to time acquired by the Pledgor in any manner, and any certificates representing such additional equity interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests; and (iii) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).

"Pledged Equity": the equity interests described in Schedule I attached hereto and issued by the entities named therein, including, without limitation, all of the Pledgor's rights, privileges, authority and powers as a member of the issuer of the Pledged Equity, and any certificates representing the Pledged Equity, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity.

"Obligations": (i) the due and punctual payment of (x) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers or any Guarantor under the Credit Agreement and the other Loan Documents, or that are otherwise payable under the Credit Agreement or any other Loan Document and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers or any Guarantor under or pursuant to the Credit Agreement and the other Loan Documents.

Section 2.          Pledge. As security for the payment or performance, as applicable, in full of the Obligations, the Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, the Collateral.

Section 3.          Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. After an Event of Default has occurred, the Pledgor shall cause any issuer of the Pledged Equity that constitutes uncertificated securities to (a) register transfer of each item of Pledged Equity in the name of the Bank and (b) deliver to the Bank by telecopy a certified copy of the then current register of equity-holders in such issuer, with such transfer and other pledges of equity duly noted. The Bank shall have the right, at any time after an Event of Default has occurred and is continuing, in its discretion and upon notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Collateral. In addition, the Bank shall have the right at any time an Event of Default has occurred and is continuing to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

Section 4.          Representations and Warranties. The Pledgor represents and warrants as follows:

(a)          The Pledgor is the legal and beneficial owner of the Collateral referred to on Schedule I free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(b)          The Pledged Equity has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any equity interest in any issuer of the Pledged Equity.

(c)          The pledge of the Pledged Equity pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

(d)          Reserved.

(e)          The Pledgor has full legal power and authority to enter into, execute, deliver and perform the terms of this Agreement. The Pledgor has duly executed and delivered this Agreement.

(f)          This Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

(g)          No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest hereby, including the first priority nature of such security interest (except for the filing of a financing statement in the appropriate public office necessary to perfect the security interest granted pursuant hereto) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).

(h)          The Pledged Equity constitutes the percentage of the issued and outstanding equity interests of the issuer thereof with respect to the Pledgor indicated on Schedule I.

(i)           The Pledgor has, independently and without reliance upon the Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Section 5.          Further Assurances. The Pledgor shall at any time and from time to time, at the expense of the Borrowers, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 6.          Voting Rights; Dividends; Etc.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)          The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided that the Pledgor shall not exercise or refrain from exercising any such right without the prior written consent of the Bank if such action would have a Material Adverse Effect on the value of the Collateral, or any part thereof, or the validity, priority or perfection of the security interests granted hereby or the remedies of the Bank hereunder.

(ii)         The Pledgor shall be entitled to receive and retain any and all dividends or other distributions paid in respect of the Collateral to the extent not prohibited by this Agreement or the other Loan Documents, provided that any and all (A) dividends or other distributions paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Bank to be held as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property of the Pledgor, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment).

(iii)        The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor, at the Borrowers' expense, all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuance of an Event of Default:

(i)          All rights of the Pledgor to (A) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon written notice to the Pledgor by the Bank, cease and (B) receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and distributions.

(ii)         All dividends and other distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

(c)          In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Bank, the Pledgor shall cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Bank without the necessity of any indemnity bond or other security other than the Bank's agreement or indemnity therefor customary for pledge agreements similar to this Agreement.

Section 7.          Transfers and Other Liens: Additional Shares.

(a)          Except as expressly permitted by the Credit Agreement, the Pledgor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral if the same would constitute a Change in Control, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

(b)          The Pledgor shall (i) cause the issuer of the Pledged Equity not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities of the issuer of the Pledged Equity.

Section 8.          The Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time when an Event of Default exists in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Bank under this Section 8 constitute a power coupled with an interest which shall be irrevocable by the Pledgor and shall survive until all of the Obligations have been indefeasibly paid in full in cash.

Section 9.          The Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank, ten days after notice to the Pledgor (except that no notice shall be required upon and during the continuance of an Event of Default), may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Borrowers under Section 13.

Section 10.         The Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property.

Section 11.         Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a)          The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Bank agrees to the extent notice of sale shall be required by law, provide at least 10 days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made, and Pledgor agrees that such 10 day notice shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 8 of the Security Agreement.

Section 12.         Securities Laws.

In view of the position of the Pledgor in relation to the Pledged Equity, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal securities laws") with respect to any disposition of the Pledged Equity permitted hereunder. The Pledgor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any part of the Pledged Equity, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Equity could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or part of the Pledged Equity under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Bank may, with respect to any sale of the Pledged Equity, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that in light of such restrictions and limitations, the Bank, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Equity, or any part thereof, shall have been filed under the Federal securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Bank shall incur no responsibility or liability for selling all or any part of the Pledged Equity at a price that the Bank, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Bank sells.

Section 13.         Expenses. The Borrowers will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Bank hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 14.         Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrowers under the Credit Agreement or against any guarantor of the Obligations or whether the Borrowers or any guarantor of the Obligations is joined in any such action or actions. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrowers or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any other Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrowers or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrowers or any of its Subsidiaries; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers or a third-party Pledgor.

Section 15.         Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.         Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement.

Section 17.         Continuing Security Interest Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full of the Obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will, at the Borrowers' expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 18.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 19.         Survival of Agreement; Severability.

(a)          All covenants, agreements, representations and warranties made by the Pledgor and the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Document and the making of any Loan, regardless of any investigation made by the Credit Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

(b)          In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 20.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 21.         Principles of Construction. The principles of construction specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

Section 22.         Jurisdiction; Consent to Service of Process.

(a)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

(b)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 22(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 23.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.         Certain Terms. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the UCC are used herein as therein defined.

Section 25.         Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:

THE ONE GROUP, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

ONE 29 PARK MANAGEMENT, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

STK-LAS VEGAS, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

STK ATLANTA, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

The One Group Pledge Agreement The One Group Signature Page

SCHEDULE I

Issuer	Pledgor	Type of Entity	Type of Equity Interest	Certificate Number	Number of Shares	Percentage of Issued and Outstanding Shares/Membership Interests
The One Group, LLC	Jonathan Segal	Delaware Limited Liability Company	Limited liability company membership interest	N/A	N/A	63%